Exhibit 10.10.3


                       FULLY DISCLOSED CLEARING AGREEMENT

         This Fully Disclosed Clearing Agreement (the "Agreement") is executed and entered into by and between Penson Financial Services, Inc ("Penson"), a North Carolina corporation, and Rushmore Securities Corporation ("Correspondent")

         WHEREAS, Correspondent is in the process of registering or is registered with the Securities and Exchange Commission ("SEC") as a broker-dealer of securities in accordance with Section 15(b) of the Securities and Exchange Act of 1934 (the "Act") and is applying for membership or is a member of the National Association of Securities Dealers, Inc. ("NASD"), and desires for Penson to act as a clearing broker for Correspondent; and

         WHEREAS, Penson meets all requirements of the SEC to function as a clearing broker, and desires to enter into an agreement to clear and maintain cash, margin, option or other accounts ("Accounts") for Correspondent or customers ("Customers") of Correspondent.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of the guarantee of this Agreement by any guarantor(s), and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       REPRESENTATIONS AND WARRANTIES

         Correspondent represents and warrants to Penson that:

         (a)      Correspondent  is  a  corporation   duly  organized,   validly
                  existing and in good standing under the laws of the state of its incorporation.

         (b) Correspondent has all the requisite authority in conformity with all applicable laws and regulations to enter into this Agreement and to retain the services of Penson in accordance with the terms hereof.

         (c) Correspondent shall employ as a manager of its brokerage operation only a person who has all requisite licenses and experience in compliance with applicable securities laws and regulations.

         (d) Correspondent shall duly employ personnel ("Registered Representatives") who have the requisite licenses and experience in compliance with applicable securities laws and regulations.

         (e) Correspondent has advised Penson of any clearing arrangements that have been made or are expected to be made with any other clearing broker or dealer.

         Penson represents and warrants to Correspondent that:

         (a) Penson is a corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina.

         (b) Penson is registered as a broker-dealer with the SEC and is in compliance with the rules and regulations thereof

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         (c)      Penson is a member  corporation  in good  standing of the NASD and is in compliance with the rules and regulations thereof.

         (d) Penson is in compliance with the rules and regulations of each national securities exchange of which it is a member.

2.       CUSTOMER AND CORRESPONDENT ACCOUNTS

         Responsibility for compliance with the provisions of the NASD's Conduct Rules regarding opening, approving and monitoring Customer accounts shall be allocated between Penson and Correspondent as set forth in this Section 2.

         (a) Account Documentation. Correspondent will be responsible for obtaining and verifying all required information and the identity of each potential Customer. Correspondent will be responsible for obtaining all documents related to customer accounts, and for the transmission of all required documents to Penson on a timely basis. Penson may, in its discretion, receive documents directly from the Customer. Correspondent acknowledges the obligation to retain all documents in an easily accessible place in accordance with SEC rules and agrees to provide the original application by overnight delivery or a legible copy by facsimile transmission within 24 hours of a request from Penson. Correspondent will be responsible for complying with the requirement of SEC Rule 15g-9, if applicable.

         (b) Knowledge of Customer and Customer's Investment Objectives. Correspondent will be responsible for learning and documenting all the required information relating to each and every Customer in order to insure compliance by Correspondent with applicable rules and regulations. This required information includes, but is not limited to, all of the information and instructions submitted to Penson pursuant to Section 2(a), any additional facts relative to the Customer's investment objectives, and every person holding power of attorney over any Customer Account. It shall be the responsibility of Correspondent to ensure that those of its Customers who open Accounts hereunder shall not be minors. Correspondent shall be solely responsible for any issues regarding the suitability of any investments for its Customers.

         (c) Acceptance of Accounts. Prior to any Customer Account being opened with Penson, it must be approved by Correspondent. Penson reserves the right to withhold acceptance of, or to reject, for any reason, any Customer, Customer Account, Correspondent Account or any transaction for any Account and to terminate any Account previously accepted by Penson. Initial acceptance of each Account shall be conditioned upon Penson's receipt of completed forms as required by Section 2(a). Correspondent shall not submit such forms with respect to any Customer Account unless Correspondent has in its possession the documentation of all information required pursuant to Section 2(b). Penson shall be under no obligation to accept any Account as to which any documentation required to be submitted to Penson or maintained by Correspondent pursuant to Sections 2(a) and 2(b) is incomplete. Prior to acceptance of any Account, no action taken by Penson or any of its employees, including, without being limited to, executing or clearing a trade in any Account, shall be deemed to be or shall constitute acceptance of such Account.



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         (d)      Supervision of Orders and Accounts. Penson will execute orders
                  for    Correspondent's    Customers   after    Correspondent's
                  appropriate   principals   have  accepted  and  approved  said
                  Accounts. Correspondent will be responsible for the review and supervision of, and the suitability of, investments made by each and every one of its Customers and Penson shall have no
                  responsibility,   Correspondent   shall  be  responsible   for
                  insuring that all transactions in and activities related to all Accounts opened by it with Penson, including discretionary accounts, will be in compliance with all applicable laws, rules and regulations of the United States, the several states, governmental agencies, securities exchanges and the
                  NASD,   including   any  laws   relating  to   Correspondent's
                  fiduciary, responsibilities to Customers, either under the Employee Retirement Income Security Act of 1974 or otherwise. Correspondent shall diligently supervise the activities of its officers, employees and representatives with respect to all Accounts. Penson will perform the clearing services provided
                  for  in  this  Agreement  for  Accounts   accepted  by  it  in
                  accordance with the terms of this Agreement, as it may be amended from time to time, and otherwise in accordance with its best business judgement. To the extent, if any, that Penson accepts from Correspondent orders for execution in
                  accordance   with  Section   7(a),   Correspondent   shall  be
                  responsible for informing Penson of the location of the securities that are the subject of the order so that Penson may comply with the provisions of Rule 3110 of the NASD's Conduct Rules.

         (e) Accounts of Associated Persons. Correspondent will not accept Accounts for any persons that come within the express provisions of Rule 3050 of the NASD's Conduct Rules unless Correspondent has complied with the provisions of said Rule and, if applicable, provided evidence of employer approval as required by the Rule.

         (f) Account Responsibility for Certain Purposes. Notwithstanding anything herein to the contrary, for purposes of the Securities Investment Protection Act of 1970 and the Financial Responsibility Rules of the SEC, the Customer Accounts are the responsibility, of Penson. For all other purposes, the Customer Accounts shall be the full, total and sole responsibility of Correspondent.

3.       EXTENSION OF CREDIT

         Responsibility for compliance with the provisions of Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Securities Exchange Act of 1934 ("Regulation T") and all other applicable rules, regulations and requirements of any exchange or regulatory agency affecting the extension of credit shall be allocated between Penson and Correspondent as set forth in this Section 3.

         (a) Margin Agreements. At the time of opening of each margin account, Correspondent will furnish Penson with a Penson Customer Margin and Short Account Agreement, executed by the Customer, on the form furnished to Correspondent by Penson. Correspondent may use a substitute form upon written approval by Penson.

         (b) Margin and Margin Maintenance. Correspondent is responsible for assuring Customer's payment of Customer's initial margin requirements and of all amounts necessary to meet subsequent maintenance calls in each Customer Account, in order to insure compliance with Regulation T and the house rules of Penson. Such

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                  payment may be collected by  Correspondent on Penson's behalf,
                  or  made  directly  to  Penson  at   Correspondent's   option.
                  Correspondent is responsible for the payment of initial margin and of all amounts necessary to meet subsequent margin calls in each Correspondent Account Penson shall have the unlimited right to buy in or sell out positions in Accounts whenever Penson, in its sole discretion, deems such action appropriate and despite whether, if the Account is a Margin Account, any such Account is then in compliance with applicable margin maintenance requirement or has requested an extension of time to make any payment required by Regulation T. Correspondent acknowledges that Penson has the right to demand payment on any debit balance and that Correspondent is responsible to Penson for any unsecured debit balance resulting from any failure of a Customer to make any such payments upon demand.

         (c) Margin Requirements. Initial margin and margin maintenance requirements applicable to any margin account shall be in accordance with the house rules of Penson, rather than in accordance with any lower requirement of any law, any exchange or any regulatory agency. Penson may change the margin requirements applicable to any Account or class of accounts, as described in its house rules; Correspondent shall be responsible for advising its Customer of the changed requirements and for the payment by the Customer of any additional margin necessary to insure compliance with such increased requirements.

         (d) Losses. In addition to, and not in limitation of, Correspondent's agreement to indemnify Penson pursuant to the provisions of Section 10, Correspondent indemnifies and holds harmless Penson from and against any and all loss, cost, expense and liability (including legal and accounting fees and expenses) sustained by Penson arising out of any of the following:

                  (i) any failure by any Customer to comply with the terms of its Customer Margin and Short Account Agreement with Penson;

                  (ii) The failure of Correspondent or any Customer to comply with Regulation T;

                  (iii)    the   failure  of   Correspondent   to  satisfy   its
                           obligations under this Section 3; or

                  (iv) The failure of delivery of securities sold or failure of payment for securities purchased in accordance with the provisions of Regulation T; the return to Penson unpaid of any check given to Penson by Correspondent or any Customer; or the payment for and/or delivery of all "when issued" transactions which Penson may accept or execute for the Accounts.

4.       MAINTENANCE OF BOOKS AND RECORDS

         Penson  will  maintain  stock  records  and  other  records  on a basis
         consistent  with  generally   accepted  practices  in  the  securities
         industry and will maintain copies of such records in accordance with the NASD and SEC guidelines for record retention in effect from time to time. At the time this Agreement is executed and annually thereafter, Penson will provide Correspondent with a list or description of all exception or other reports that it offers to Correspondent (See Attached Schedule B.) Annually, Penson will provide Correspondent with a list of those reports requested by or supplied to Correspondent and will provide a copy

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         of such notice to Correspondent's  DEA. Penson and Correspondent  shall each be responsible for preparing and filing the reports required by the governmental and regulatory agencies that have jurisdiction over each and Penson and Correspondent will provide the other with such information, if any, which is in the control of one party but is required by the other to prepare any such report.

5.       RECEIPT, DELIVERY AND SAFEGUARDING OF FUNDS AND SECURITIES

         (a) Receipt and Delivery in the Ordinary Course of Business. Penson, acting on behalf of Correspondent, will receive and deliver all funds and securities in connection with transactions for Customer Accounts in accordance with the Customer's instructions to Correspondent. Correspondent shall be responsible for advising Customers of their obligations to deliver funds or securities in connection with each such transaction. Correspondent shall be responsible for any failure of any Customer to fulfill such obligation. Penson shall be responsible for the safeguarding of all funds and securities delivered to and accepted by it, subject to count and verification by Penson. However, Penson will not be responsible for any funds or securities delivered by a Customer or Correspondent, its agents or employees, until such funds or securities are physically delivered to Penson's premises and accepted by Penson or deposited in bank accounts maintained in Penson's name. It is expressly understood and agreed, however, that Correspondent is responsible for compliance with the Currency and Foreign Transactions Reporting Act (31 U.S.C. Section 5311 et seq.) and the rules and regulations promulgated thereunder (31 C.F.R Section 103.11, as amended, et seq.).

         (b) Custody Services. Whenever Penson has been instructed to act as custodian of the securities in any Correspondent or Customer Account, or to hold such securities in "safekeeping," Penson may hold the securities in the Customer's name or may cause such securities to be registered in the name of Penson or its nominee or in the names of nominees of any depository used by Penson. Penson will perform the services required in connection with acting as custodian for securities in Correspondent and Customer Accounts, such as (i) collection and payment of dividends; (ii) transmittal and handling (through Correspondent) of tenders or exchanges pursuant to tender offers and exchange offers; (iii) transmittal of all proxy materials and other shareholder communications; and (iv) handling of exercises or expirations of rights and warrants, and of redemptions of securities.

         (c) Receipt and Delivery Pursuant to Special Instruction. Upon instruction from Correspondent or a Customer, Penson will make such transfers of securities or Accounts as may be requested. Correspondent shall be responsible for determining if any securities held in Correspondent or Customer Accounts are "restricted securities" or "control stock" as defined by the rules of the SEC and that orders executed for such securities are in compliance with applicable laws, rules and regulations.

         (d) Draft-Issuing Authority. At its discretion Penson may authorize certain of Correspondent's employees to sign drafts as drawer payable to Correspondent's Customers in amounts and pursuant to conditions as may be determined by Penson from time to time. Correspondent agrees that it will not request Penson to authorize someone to sign drafts who is not an employee of Correspondent. Correspondent further agrees that this authority shall not be granted by Penson until Correspondent

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                  has  notified  Penson in writing that it has  established  and will maintain and enforce supervisory procedures with respect to the issuance of such instruments Correspondent agrees to fully indemnify Penson from the negligence, fraud, or mistakes of Correspondent or Correspondent's employees in connection
                  with  any  draft  issuing   authority   granted  to  them  and
                  Correspondent authorizes Penson to charge any Correspondent Account or any other assets of Correspondent held by Penson with the amount of any such losses. Notwithstanding Section 5(a), Penson will not be responsible for the safeguarding of funds withdrawn by Correspondent or Correspondent's employees pursuant to such draft issuing authority. Penson may withdraw this draft issuing privilege without notice at any time during the term of this Agreement. Notwithstanding anything herein to the contrary, Penson may at any time, at its sole discretion, despite any prior authorization, refuse payment on any draft for which Correspondent is drawer and Penson is payee.

6.       CONFIRMATIONS AND STATEMENTS

         (a) Preparation and Transmission. Penson will prepare and send to Customers monthly statements of account (or quarterly statements if no activity occurs in an account during any quarter covered by such statement), which statements shall meet Penson's requirements as to format and quality and will indicate that Correspondent is the introducing broker for the Account. Penson will be responsible for preparing and transmitting confirmations. Upon prior written approval from Penson, Correspondent may assume the responsibility of preparing and transmitting confirmations, including the responsibility for compliance with the provisions of Rule 2230 of the NASD's Conduct Rules. Copies of all monthly or quarterly statements sent by Penson to Customers will be send to Correspondent. Penson will also provide to Correspondent monthly statements of clearing services performed by Penson for Correspondent and Customer Accounts showing the fees charged for such services during the month, as provided in
                  Section 8.

         (b) Examination and Notification of Errors. Correspondent shall examine promptly all monthly statements of account, monthly statements of clearing services and other reports provided to Correspondent by Penson. Correspondent shall notify Penson of any error claimed by Correspondent in any Account in connection with (i) any transaction prior to the settlement date of such transaction, (ii) information appearing on daily reports within seven days of such report, and (iii) information appearing on monthly statements or reports within 30 days of Correspondent's receipt of any monthly statement or report. Any notice of error shall be accompanied by such documentation as may be necessary to substantiate Correspondent's claim. Correspondent shall provide promptly upon Penson's request any additional documentation which Penson reasonably believes is necessary or desirable to determine and correct any such error.

7.       ACCEPTANCE OF ORDERS, EXECUTION OF TRANSACTIONS, OTHER SERVICES


         (a) Customers' Orders. Orders received by Correspondent can be executed by Correspondent or forwarded to Penson for execution. The party executing the order shall be responsible for errors in execution. Acceptance of orders from Customers shall be the responsibility of Correspondent, and Correspondent shall be responsible


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                  for the authenticity of all orders, Correspondent shall advise each of its Customers that its relationship with Penson is solely that of an introducing broker to a clearing broker and that, except as set forth in Section 2(f) above, Correspondent bears all responsibility for the Customer's Account. Penson is not obligated to accept for execution any orders placed directly with Penson by a Customer. In addition, Penson is not obligated to accept any orders from Correspondent if Penson determines in good faith that it should not. Correspondent assumes the risk of failure by an over-the-counter dealer with which Correspondent executes an order in the event such dealer fails to perform and will reimburse Penson for any, loss incurred by it in the transaction.

         (b) Transactions Clearing. During the term of this Agreement, Penson will clear transactions on a fully disclosed basis for Accounts of Correspondent and the Customers that Correspondent introduces and Penson accepts as provided in Section 2(b); provided, however, that Penson is not obligated to clear any transactions for Correspondent or Correspondent's Customers if Penson determines in good faith that it should not.

         (c) Other Services. Penson will perform such other services, upon such terms and at such prices, as Penson and Correspondent may from time to time agree.

8.       FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

         (a)      Commissions: Fees for Clearing Services.

                  (i) Correspondent has provided to Penson its basic commission schedule and Penson will charge each Customer the commission shown on such schedule or which Correspondent otherwise directs Penson to charge on each transaction. Correspondent's basic commission schedule may be amended from time to time by written instructions to Penson from Correspondent. Penson shall be required to implement such changes only to the extent that they are within the usual capabilities of Penson's data processing and operations systems and only over such reasonable time as Penson may deem necessary or desirable to avoid disruption of Penson's normal operational capabilities. Penson may charge Correspondent for changes in the basic commission schedule. Correspondent's basic commission schedule shall be within the format of Penson's computer system.

                  (ii) Penson will charge Correspondent for clearing services according to the fee schedule set forth in Schedule A attached hereto and incorporated herein for all purposes. Clearing charges may be modified from time to time by Penson without re-execution of this Agreement. To implement new charges, Penson will mail or telecopy a new Schedule A to Correspondent. If Correspondent does not object to the new charges within ten (10) days of such mailing or telecopying, as provided below, the new charges shall become effective and the new Schedule A shall become a part of and modify this Agreement without any further action by the parties. Upon such event, Penson and Correspondent shall replace the previous Schedule A with the new Schedule A. Correspondent may object to new charges by giving notice canceling this Agreement as provided under Sections 12 and 20(m) During the pendency


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                           of such notice  period,  the previous  charges  shall
                           continue to be effective until termination.

         (b) Settlements. Penson will collect commissions from Customers on behalf of Correspondent and through Correspondent. Penson may make payments to Correspondent against such commissions in advance of the monthly settlement contemplated by this Section 8(b), the amount of such payments to be determined in Penson's sole discretion based upon Penson's experience with Correspondent.

                           As soon as  practicable  after the end of each month,
                  Penson will forward to the Correspondent a statement showing the amount of commissions and other amounts collected by Penson on Correspondent's behalf, and all amounts due to Penson from Correspondent (including, without being limited to, clearing charges, other charges, other fees and Customer's unsecured debit items, however arising), together with the amount by which the total owed Correspondent exceeds the total owed Penson. If such statement indicates that Correspondent owes monies to Penson, Correspondent shall promptly pay Penson the amount by which the total owed Penson exceeds the total owed Correspondent. If Correspondent fails to make such payment on a timely basis, Penson shall have the right to charge any other Account maintained by Penson for Correspondent or any other assets of Correspondent held by Penson (including the deposit required pursuant to Section 9 and positions and balances in Correspondent Accounts) for the net amount due Penson. Any failure by Penson to charge any Account or assets of Correspondent held by Penson shall not act as a waiver of Penson's right to demand payment of, or to charge Correspondent's Accounts for, the full amount due at any time.

9.       DEPOSIT

         Contemporaneously with the signing of this Agreement, Correspondent will deliver cash or securities to Penson, as specked in Schedule A attached, for deposit in an account maintained by Penson (the "Deposit Account"). If at any subsequent time Penson, in its sole discretion, requires an additional deposit, Correspondent will deposit additional cash or securities in an amount specified by Penson. Instead of making such additional deposit, Correspondent may reduce Correspondent's business volume or modify the nature of the securities involved in the Correspondent's transactions ("business mix") as specified by Penson. Any failure by Penson to demand compliance with the requirement that Correspondent either deposit additional amounts or modify Correspondent's business mix shall not act as a waiver of Penson's right to demand compliance with such requirements at any time If the deposit is not adequately funded as required by Penson, Penson may, in addition to all other rights under this Agreement, transfer cash or securities of Correspondent held by Penson to the Deposit Account. Correspondent agrees that if Penson, at its sole discretion, determines it to be necessary, Penson shall accept only liquidating transactions for Customer Accounts and that Correspondent will give notice of such fact to Customers. If such notice is not given to Customers by Correspondent, Correspondent agrees that Penson may give such notice to Customers. Penson shall be entitled to set-off against any deposit in addition to any and all other rights or remedies Penson may leave under this Agreement or otherwise. Correspondent agrees that if this Agreement is terminated for any reason, Penson may liquidate securities deposited and deduct from such deposit any amounts Correspondent owes Penson because of failure to meet any of Correspondent's obligations under this Agreement.

10.      INDEMNIFICATION

         (a)      Indemnity.

                  (i) Correspondent agrees to indemnify and hold harmless Penson, each person who controls Penson within the meaning of the Securities Exchange Act of 1934 and any directors, officers, employees, agents and attorneys of Penson ("Penson Indemnified Persons") from and against all claims, demands, proceedings, suits and actions and all liabilities, losses, expenses and costs (including any legal and accounting fees and expenses) relating to Penson's defense of any failure, for any reason, fraudulent or otherwise, by Correspondent, Correspondent's employees, independent agents or contractors, or Customers to comply with any obligation under this Agreement or any other agreement executed and delivered to Penson in connection with Penson's performance of services hereunder and any act or failure to act by Penson Indemnified Persons, except any act or failure to act which is the result of gross negligence or willful misconduct on the part of any such Penson Indemnified Person. Without limiting the generality of the foregoing, such failure is explicitly intended by the parties to include failure resulting from (i) suspension of trading or bankruptcy or insolvency of any company, securities of which are held in a Customer's Accounts; (ii) failure by any Customer to maintain adequate margin; or (iii) breach of any obligation existing between Correspondent and a Customer of Correspondent or any law, rule or regulation of the United States, a state or territory thereof, the SEC, the Federal Reserve Board or other authority, applicable to any transaction contemplated by this Agreement.

                  (ii) Penson shall indemnify and hold Correspondent harmless against any losses, claims, damages, liabilities or expenses including without limitation those asserted by Customers (which shall include, but not be limited to, all costs of defense and investigation and all attorney's fees) to which Correspondent may become subject, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon the gross negligence or willful misconduct of Penson or its employees in providing the services contemplated hereunder.

                  (iii) Upon receipt by any indemnified party under this Section of notice of the commencement of any action, and if a claim is to be made against the indemnifying party under this Section, the indemnified party will promptly notify the indemnifying party. The omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 10(a)(iii). In any such action brought against any indemnified party, the indemnifying party will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel satisfactory to the indemnified party.

         (b) Security Interest and Authorization to Charge. Correspondent grants to Penson a first lien and security interest in any Correspondent Account maintained by Penson and any other assets of Correspondent now or hereafter held by Penson and authorizes Penson to discharge such lien by charging such Account and assets with all amounts owing to Penson including, but not limited to, (i) any cost or expense resulting from failures to deliver or failures to receive, (ii) any losses resulting from unsecured debit balances in any Customer or Correspondent Account and (iii) any amounts to which Penson is otherwise entitled pursuant to the provisions of Section 10(a) Penson shall have discretion to liquidate or sell any securities without notice to Correspondent, and to determine which securities to sell. Such charge may be made against Correspondent Account or assets at any time and in such amount as Penson deems appropriate. No delay in charging any Correspondent Account or asset shall operate as a waiver of Penson's right to do so at any future time as and when Penson deems appropriate Penson shall have the unlimited right to set-off any indebtedness or other obligations of Correspondent under this Agreement or otherwise (absolute or contingent, matured or unmatured) against any obligations of Penson to Correspondent, including from the Deposit Account (as described in Section 9 and/or any other money, securities, or other property of Correspondent in Penson's possession).

         (c) Reserves. In connection with any claim that does or could give rise to a claim for indemnification under this Section 10 for Penson or an Penson Indemnified Person, Penson may, in its discretion, in addition to any and all other rights and remedies under this Agreement, reserve and retain any money, securities or other property of Correspondent pending a determination of such claim. The money, securities or other property of Correspondent set aside in such a reserve shall be subject to Penson's standard lien and security interest described in Section 10(b) above.

11.      UNDERTAKINGS OF CORRESPONDENT

         (a) Financial Statements and Other Reports. Correspondent will furnish to Penson as soon as possible a copy of Correspondent's balance sheet and statement of earnings for the current fiscal year and for each of Correspondent's subsequent fiscal years. Each such balance sheet and statement of earnings shall be certified by independent public accountants. Correspondent also shall furnish Penson with copies of its quarterly Focus filings promptly after filing.

         (b) Other Clearing Services. During the term of this Agreement, Correspondent will not sign a clearing agreement with another clearing broker or dealer without prior written approval by Penson, such approval not to be unreasonably withheld. However, Penson does hereby approve Correspondent's current clearing relationship with Southwest Securities Corp.

         (c) Suspension or Restriction. In the event that Correspondent or any employee of Correspondent shall become subject to suspension or restriction by any regulatory body having jurisdiction over Correspondent and Correspondent's securities business, Correspondent will notify Penson immediately and Correspondent authorizes Penson to take such steps as may be necessary for Penson to maintain compliance with the rules and regulations to which Penson is subject Correspondent further authorizes Penson, in any event, to comply with directives or demands made upon Penson by any exchange or regulatory body relative to Correspondent and Customers. In connection with such directives or demands, Penson may seek advice or legal counsel and Correspondent will reimburse Penson for reasonable fees and expenses of such counsel

         (d) Fixed Price Offerings. Correspondent agrees that in making sales of Securities, as a part of a fixed price offering, it will comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretations with respect to Free-Riding and Withholding under Rules 2110 and 2740 of the NASD's Conduct Rules.

         (e) Customer Orders Correspondent represents that all orders received by Penson will be in accordance with its Customers' instructions. The parties hereto expressly agree that Penson shall not be responsible for investigation into the facts surrounding any transaction that it may have with Correspondent, or that Correspondent may have with its Customers or other persons, nor shall Penson be under any responsibility for compliance by Correspondent with any laws or regulations which may be applicable to Correspondent.

         (f)      Inquiries   on   Certificates.   Penson   agrees   to  act  as
                  Correspondent's direct inquirer under the Lost and Stolen Securities Program under Rule 17f-1 (17CFR 240.17f-1).

12.      TERMINATION OF AGREEMENT: TRANSFER OF ACCOUNTS

         (a)      Effectiveness.  This  Agreement  shall remain in force for two
                  (2)   years   from  the  date   Correspondent   first   clears
                  transactions at Penson. Subsequent to this initial term, either party may terminate this Agreement by giving forty-five
                  (45) days prior written notice to the other party.

         (b) Termination by Penson. Notwithstanding Section 12(a), Penson may terminate this Agreement at any time on five (5) days written notice to Correspondent in the event that
                  Correspondent:

                  (i) fails to comply with the terms of this Agreement and upon notification by Penson fails to begin compliance within 10 days from said notification; or

                  (ii) is enjoined, prohibited or suspended, as a result of an administrative or judicial proceeding, from engaging in securities business activities constituting all or portions of Correspondent's securities business, which injunction, prohibition or suspension in Penson's judgment makes impracticable the fully disclosed clearing relationship established in this Agreement.

         (c) Automatic Termination. In addition to any other provisions for termination herein, this Agreement shall terminate immediately in the event that either Correspondent or Penson ceases to conduct its business or that Penson:

                  (i) is no longer registered as a broker/dealer with the SEC; or

                  (ii)     is no longer a member in good  standing  of the NASD;
                           or

                  (iii) is suspended by any national securities exchange of which Penson is a member for failure to comply with the rules and regulations thereof.

         (d) Conversion of Accounts. In the event that this Agreement is terminated for any reason, it shall be Correspondent's responsibility to arrange for the conversion of Correspondent and Customer Accounts to another clearing broker. Correspondent will give Penson notice (the "Conversion Notice") of

                  (i)      the   name   of   the   broker   that   will   assume
                           responsibility for clearing services for Customers and Correspondent;

                  (ii) the date on which such broker will commence providing such services;

                  (iii) Correspondent's undertaking, in form and substance satisfactory to Penson, that Correspondent's agreement with such broker provides that such broker will accept on conversion all Correspondent and Customer Accounts, then maintained by Penson; and

                  (iv) the name of an individual within that organization who Penson can contact to coordinate the conversion. The Conversion Notice shall accompany Correspondent's notice of termination given pursuant to Section 12(a) or within thirty (30) days of the occurrence of an event specified in Section 12(c).

                           If Correspondent  fails to give the Conversion Notice
                  to Penson, Penson may give to Customers such notice as Penson deems appropriate of the termination of this Agreement and may make such arrangements as Penson deems appropriate for transfer or delivery of Customer and Correspondent Accounts. Correspondent will pay to Penson $3,000 in programming charges to process the conversion. In addition, Correspondent shall pay any costs incurred by Penson as billed by any third party vendors such as transfer agents, etc.

         (e) Survival. Termination of this Agreement shall not affect Penson's rights or liabilities relating to business transacted prior to the effective date of such termination. From the date of termination until transfer or delivery of all Customer and Correspondent Accounts, Penson's rights and liabilities relating to business transacted after such termination shall be governed by the same terms as those set forth in this Agreement.

         (f) No Obligation to Release. Penson shall not be required to release to Correspondent any securities or cash held by Penson for Correspondent in one or more Correspondent Accounts until any amounts owing to Penson pursuant to the provisions of this Agreement are paid; and Correspondent's outstanding obligations hereunder to Penson are determined, including determination of any disputed amounts, and satisfied; and any property of Penson in the possession of Correspondent 1$ returned to Penson.

13.      CONFIDENTIAL NATURE OF DOCUMENTS

         All agreements, documents, papers, and data in any form, supplied by Correspondent concerning Correspondent's business or Customers shall be treated by Penson as confidential. To the extent such documents or data are retained by Penson, they shall be kept in a safe place and shall be made available to third parties only as authorized by Correspondent in writing or pursuant to any order or request of a court or regulatory body having appropriate jurisdiction. Penson shall give Correspondent prompt notice of the receipt by Penson of any such order or subpoena, unless prohibited from doing so by the issuing authority which notice shall be given prior to Penson's compliance therewith. Such documents shall be made available by Penson for inspection and examination by Correspondent's auditors, by properly authorized agents or employees of any regulatory bodies or commissions or by such other persons as Correspondent may authorize in writing. Notwithstanding anything herein to the contrary, Correspondent expressly authorizes Penson to supply any information requested relating to Correspondent, its business, or its Customers to any regulatory body having appropriate authority.

14.      NOTICE TO CUSTOMERS

         Subject to the requirements of the NASD's Conduct Rules, Correspondent shall provide, or cause to be provided to every Customer upon the opening of a Customer Account, notice of the existence and general terms of this Agreement.

15.      CUSTOMER COMPLAINT PROCEDURES

         Correspondent will be responsible for the initial handling of all Customer complaints. Any customer who initiates a complaint with Penson will be referred by Penson to Correspondent. Penson will forward any complaints received to Correspondent's Designated Examining Authority ("DEA"). Penson will also notify the Customer in writing that the complaint was received and was forwarded to Correspondent and to Correspondent's DEA. If any such complaint is based upon an alleged act or failure to act by Penson, Correspondent will notify Penson promptly of such complaint and the basis therefor; and will consult with Penson; and the parties will cooperate in determining the validity of such complaint and the appropriate action to be taken.

16.      REMEDIES CUMULATIVE

         The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege, nor to limit the exercise of such right, power, remedy or privilege, nor shall it preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege.

17.      GUARANTEE

         The corporation or individual(s) who guarantee the obligations of Correspondent under this Agreement by executing the signature lines designated for such purpose at the end of this Agreement (the "Guarantor's)"), in consideration of Penson's entering into the Agreement, do(es) hereby personally guarantees) (jointly and severally, if more than one) the performance by Correspondent of the provisions of the Agreement (including without limitation the idemnification provisions of Section 10) and shall promptly pay any amount that is not paid by Correspondent to Penson under the Agreement. This is an absolute, unconditional and unlimited guarantee of payment and may be proceeded upon by Penson or a Penson Indemnified. Person before fling any action against Correspondent or after any action against Correspondent has been commenced Guarantor(s) grants to Penson a first lien and security interest on any and all money and securities of a Guarantor(s) held by Penson. Penson shall have the unlimited right to set-off any amounts owed to it by Guarantor(s) against any obligation of Penson to Guarantor(s) Penson also shall have the unlimited right to set-off any amounts owed to it by Guarantor(s) against any obligation of Penson to Guarantor(s) Penson also shall have the absolute and unlimited right to sell, transfer, or liquidate any of the assets in any of Guarantor(s)' accounts with Penson for any amounts owed to it by Correspondent or Guarantor(s). The obligations of the Guarantor(s) shall not be discharged or impaired or otherwise affected by the failure of Penson or a Penson Indemnified Person to assert, claim, demand or enforce any remedy under this Agreement, nor by waiver, modification or amendment of this Agreement or any compromise, settlement or discharge of obligations of Correspondent under this Agreement, or any release or impairment of any collateral by Penson or a Penson Indemnified Person.

18.      RESPONSIBILITY FOR ERRORS; LIMIT ON LIABILITY; NO CONSEQUENTIAL DAMAGES

         In the general course of business, Penson and Correspondent shall each be responsible for correcting their own errors. In any action by Correspondent against Penson for any claim arising out of the relationship created by this Agreement, Penson shall only be liable to Correspondent in cases of gross negligence or willful misconduct, and in such cases Penson shall only be liable for the amount or actual monetary losses suffered by Correspondent. Correspondent shall not, in any such action or proceeding, or otherwise, assert any claim against Penson for consequential damages on account of any loss, cost, damage or expense which Correspondent may suffer or incur related to transactions in connection with this Agreement or otherwise, including, but not limited to, any lost opportunity claims.

19.      PAIB PROVISION

         (a)      PAIB  Reserve   Calculation.   As  the  clearing   broker  for
                  Correspondent, Penson agrees to perform the calculation for PAIB assets ("PAIB reserve computation") in accordance with the customer reserve computation ("customer reserve formula") set forth in SEC Rule 15c3-3 with the following modifications:

                  (i) Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula will not be included as a credit in the PAIB reserve computation.

                  (ii) Note E(3) to Rule 15c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method will not apply to the PAIB reserve computation.

                  (iii) Neither Note E(1) to Rule 15c3-3a nor NYSE interpretation/04 to Item 10 of Rule 15c3-3a regarding securities concentration charges will be applied to the PAIB reserve computation.

         (b) Reserve Computation Time Frames. The PAIB reserve computation will be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

         (c) PAIB Assets. The PAIB reserve computation will include all of the proprietary accounts of Correspondent covered by this Agreement. All PAIB assets will be kept separate and distinct from customer assets under the customer reserve formula in the Customer Protection Rule.

         (d) PAIB Reserve Account. Penson will maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of paragraph (f) of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula will be maintained in the PAIB Account in an amount equal to the PAIB reserve requirement.

         (e)      PAIB Credits

                  (i) Credits included in the PAIB reserve computation that result from the use of PAIB securities pledged to meet intra-day margin calls in a cross margin account established between The Options Clearing Corporation and any regulated commodity exchange can be reduced to the extent that the excess margin held by the other clearing corporation in the cross margin relationship is used the following business day to replace the PAIB securities that were previously pledged. In addition, balances resulting from a cross margin account which are segregated pursuant to the Commodities Future Trading Commission regulations need not be included in the PAIB reserve computation.

                  (ii) Deposits received prior to a transaction pending settlement which are $5 million or greater for any single transaction or $10 million in aggregate can be excluded as credits from the PAIB reserve computation if such balances are placed and maintained in a separate PAIR Reserve Account by 12 noon eastern time
                           (ET) on the following business day. Thereafter, the money representing any such deposits may be withdrawn to complete the related transactions without performing a new PAIB reserve computation.

         (f) Deposit Requirements. In the event the PAIB reserve computation results in a deposit requirement, the requirement can be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula will not be satisfied with excess debits from the PAIB reserve computation.

         (g) Credit Balances. A credit balance resulting from a PAIB reserve computation can be reduced by the amount that items representing such credits are swept into money market funds or mutual funds of an investment company registered under the Investment Company Act of 1940 prior to 10 a.m. ET on the deposit date provided that the credits swept into any such fund are not subject to an right, charge, security interest, lien, or claim of any kind in favor of the investment company or Penson. Any credits which have been swept into money market funds or mutual funds must be maintained in the name of Correspondent or for the benefit of Correspondent. This treatment of credit balances applies only to the PAIB reserve computation.

         (h)      Exclusions from PAIB reserve computation

                  (i) Commissions receivable and other receivables of Correspondent from Penson (excluding clearing deposits) that are otherwise allowable assets under the

                           Net Capital Rule will not be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of the Correspondent and as payables on the books of Penson.

                  (ii) The proprietary account of Correspondent that is a guaranteed subsidiary of a clearing broker or who guarantees a clearing broker (i.e. guarantees all liabilities and obligations) will be excluded from the PAIB reserve computation.

         (i) Clearing Deposits. Clearing deposits required to be maintained at Penson may be included as debits in the PAIB reserve computation to the extent the percentage of the deposit which is based upon Penson's aggregate deposit requirements that relates to the proprietary business of the Correspondent can be identified.


         (j)      Notification Requirements

                  (i) Within two business days of the execution of his Agreement, Correspondent will notify its designated examining authority ("DEA") in writing that it has entered into such agreement with Penson.

                  (ii) Upon discovery that any deposit made to the PAIB Reserve Account does not satisfy its deposit requirement, Penson shall by facsimile or telegram immediately notify its DEA and the Securities and Exchange Commission ("SEC"). Unless a corrective plan is found acceptable by the SEC and the DEA, Penson will provide written notification within 5 business days of the date of discovery to Correspondent that PAIB assets held by Penson will not be deemed allowable assets for net capital purposes. In the event Correspondent wishes to continue to count its PAIB assets as allowable, it will have until the last business day of the month following the month in which notification is made to transfer all PAIB assets to another clearing broker. However, if the deposit deficiency is remedied before the time at which Correspondent must transfer its PAIB assets to another clearing broker, Correspondent may choose to keep its assets at Penson.

20.      MISCELLANEOUS

         (a) Tax Reporting. Penson shall be responsible for providing IRS Form 1099 (or any successor form) and other information required to be reported by federal, state or local tax laws, rules or regulations, to Accounts solely with respect to events subsequent to the effective date of this Agreement and for the mailing of same at Penson's expense.

         (b) Scope of Services. Penson shall limit its services pursuant to the terms of this Agreement to those services expressly set forth herein and related thereto.

         (c) Modification. This Agreement may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed as a cancellation of this Agreement. Subject to the NASD's Conduct Rules, this agreement and all modifications may be required to be submitted to the NASD for approval prior to effectiveness. It is expressly understood that brokerage services cannot be provided by Correspondent under this Agreement until such approval, if required, is received.

         (d) Assignment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of Correspondent or Penson. Any assignment of this Agreement shall be subject to the requisite review and/or approval of any regulatory or self regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement shall be valid unless the non-assigning party, in its sole discretion consents to such an assignment in writing. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between Correspondent and Penson.

         (e) Account Documentation. Applicable laws and regulations require that Penson must have proper documentation and support for any Account opened on its books. If, after reasonable requests, the necessary documents to enable Penson to comply with such account documentation requirements of the laws and regulations have not been received by Penson, Correspondent shall receive notification that no further orders will be accepted for the Account involved.

         (f) Construction. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of the Agreement, shall be subject to the statutory and common law of the state of Texas.

         (g) Arbitration. In the event of a dispute between the parties, such dispute shall be settled by arbitration before arbitrators sitting in Dallas, Texas, in accordance with the rules of the Arbitration Committee of the NASD then in effect. The arbitrators may allocate attorneys' fees and arbitration costs between parties, and such award shall be final and binding between the parties and judgment thereon may be entered in any court of competent jurisdiction.

         (h)      Headings.  The  headings  preceding  the  text,  articles  and
                  sections   hereof  have  been  inserted  for  convenience  and
                  reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         (i) Entire Agreement. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon Correspondent or Penson any special treatment regarding any other arrangements, agreements or understandings that presently exist between Correspondent and Penson or that may hereinafter exist. Correspondent shall be under no obligation whatsoever to deal with Penson or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with Penson, in any capacity other than as set forth in this Agreement. Likewise, Penson shall be under no obligation whatsoever to deal with Correspondent or any of its affiliates in any capacity other than as set forth in this Agreement

         (j) Severability. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

         (k)      Force  Majeure.   In  addition  to  any  excuse   provided  by
                  applicable law, all parties hereto shall be excused from liability for non-performance of this Agreement arising from any event beyond any party's control, whether or not foreseeable by either party, including but not limited to, labor disturbance, war, fire, accident, adverse weather, inability to secure transportation, governmental act or regulation, inability to obtain raw materials or other causes or events beyond either party's control, whether or not similar to those enumerated above.

         (l)      Interpleader.  If  Penson  receives  conflicting  claims  from
                  Correspondent, a Customer and/or other persons regarding money, securities or other property held by Penson, Penson may, in its sole discretion, tender such money, securities or other property to a court of competent jurisdiction and institute an action in interpleader or other appropriate legal proceeding to determine the rights of the respective claimants. Penson shall have no liability to Correspondent or Customers in connection with any such action, and shall be entitled to reimbursement for its costs and expenses in connection with such action from Correspondent.

         (m)      Notice.  For the  purposes of any and all  notices,  consents,
                  directions,   approvals,   restrictions,   requests  or  other
                  communications required or permitted to be delivered hereunder, Penson's address shall be:

                  Attention:    Daniel P. Son
                                President
                                Penson Financial Services, Inc.
                                1700 Pacific Avenue, Suite 1400
                                Dallas, Texas 75201

                  and Correspondent's address shall be:

                                Mr. Robert L. Waggoner
                                President
                                Rushmore Securities Corporation
                                13355 Noel Road, Suite 300
                                Dallas, TX 75240

                  Either party may provide such notice or change its address for notice purposes by giving written notice pursuant to registered or certified mail, return receipt requested, of the new address to the other party.

         (n) Counterparts: NASD Approval. This Agreement may he exerted in one or more counterparts, all of which taken together shall constitute a single agreement. When each party hereto has executed and delivered to the other a counterpart, this Agreement shall become binding on both parties, subject only to any required approval by the NASD. If required by the NASD, Penson will submit this Agreement to the NASD promptly following execution and will notify

                  Correspondent, or cause Correspondent to be notified promptly upon receipt of such approval

MADE AND EXECUTED AT Dallas THIS 31 DAY OF October, 2000.

PENSON:                         PENSON FINANCIAL SERVICES, INC.



                                By: /S/ Daniel P. Son
                                   -----------------------------------
                                   Daniel P. Son, President
                                   1700 Pacific Avenue, Suite 1400
                                   Dallas, Texas 75201

CORRESPONDENT:

INDIVIDUAL:                        -----------------------------------
                                   [Signature]

                                   -----------------------------------
                                   [Print name]

                                   -----------------------------------
                                   [Address]

                                   -----------------------------------


ENTITY:                            RUSHMORE SECURITIES CORP.
                                   -----------------------------------
                                   [Name]

                                   Corporation
                                   -----------------------------------
                                   [Type of Entity, i.e., corporation,
                                   partnership, etc.]

                                By: /s/ Robert L. Waggoner
                                   -----------------------------------

                                Its:  President
                                   -----------------------------------

                                      13355 Noel Rd., Suite 300
                                   -----------------------------------
                                   [Address]

                                      Dallas, TX 75240
                                   -----------------------------------

GUARANTEE: The undersigned individual(s) or corporation hereby guarantee(s) the obligations of Correspondent under the Agreement as provided in Section 17 of the Agreement.

CORPORATE GUARANTOR:               RUSHMORE FINANCIAL GROUP, INC.
                                   -----------------------------------
                                   [Name of Corporation]

                                By: /s/ D.M. (Rusty) Moore, Jr.
                                   -----------------------------------

                                Its:  Chairman & CEO
                                   -----------------------------------

                                      13355 Noel Rd., Suite 300
                                   -----------------------------------
                                   [Address]

                                      Suite 650
                                   -----------------------------------

                                      Dallas, TX 75240
                                   -----------------------------------

                                   SCHEDULE A

    To Clearing Agreement Between Penson Financial Services, Inc. ("Penson") and Rushmore Securities Corporation. ("Correspondent")

This Schedule A shall be effective for transactions beginning October 24, 2000 The required clearing deposit of Correspondent as of the date of adoption of this Schedule A pursuant to Section 9 of the Agreement shall be 25,000.00. The parties hereto agree that Penson's charges for services to Correspondent and/or Correspondent's Customers shall be as follows:

Customer Transactions (Retail Tickets)

        Listed Equities                 $18.00 per ticket plus Floor Brokerage

                Floor Brokerage
                        Non billable                    0.5 cents per share
                        Billable                        1.375 cents per share

        Listed Bonds                    $20.00 per ticket plus $1.50 per bond

        Listed Options                  $18.00 plus $.75 per contract

        OTC Equities                    $18.00 per ticket

        Municipal Bonds                 $20.00 per ticket

        OTC Corporate Bonds             $20.00 per ticket

        U.S. Treasuries &               $20.00 per ticket
          Agencies

        All Other Securities            $20.00 per ticket

Clearing charge reduction on customer trades, excluding mutual funds (monthly count):

        500-999  tickets                $ 1.50 per ticket
        1,000-2,000  tickets            $ 3.00 per ticket
        2,000 - 3,000 tickets           $ 5.00 per ticket
        Over 3,000 tickets              $ 6.00 per ticket

Inventory Transactions (Dealer Tickets)

         All transactions between another broker dealer and a correspondent's inventory are $8.50 per ticket.

Mutual Funds (includes UITS)

         Mutual fund ticket charges are based upon the principal dollars involved in the transaction, in accordance with the following schedule:

                     Principal               Ticket charge
                     $0 - 2,000              $3.50
                     $2 - 5,000              $6.50
                     $5 - 25,000             $10.00
                     $25,000 - 75,000        $15.00
                     Over $75,000            $20.00

Active Day Trading Transactions:

Internet and active day trading transactions will be determined by the software used by the Customer. Active day trading transactions will be executed by Customers using the Level II execution platform developed by Correspondent. Active day trading transactions in OTC and listed equities will be charged $3.25 per ticket, adjusted for volume in accordance with the following schedule, plus floor brokerage, if applicable, in accordance with the above floor brokerage rates:

Volume discounts (tickets per day)

      2,001-3,000 tickets               $0.25 per ticket
      3,001-4,000 tickets               $0.50 per ticket
      4,001-5,000 tickets               $0.75 per ticket
      5,001-6,000 tickets               $0.85 per ticket
      6,001-7,000 tickets               $0.95 per ticket
      7,001-8,000 tickets               $1.05 per ticket
      8,001-9,000 tickets               $1.15 per ticket
      9,000-9,999 tickets               $1.25 per ticket
      Over 9,999  tickets               $1.35 per ticket

Note #1: For the purposes of this section, OTC active day trading tickets will be defined in the following fashion:

         1. Total OTC shares for the month will be determined, with transactions in excess of 1,000 shares counting as only 1,000 shares toward the total.
         2. Total OTC shares will be divided by 1,000, to determine adjusted OTC tickets.

Note #2: If the average share per OTC trade is less than 750, there will be a $1.00 per ticket charge for the excess trades, which shall be determined by subtracting 75% of the actual trades from the adjusted trade total.

Option transactions in active day trading accounts will be $10 per ticket, plus floor brokerage as defined above. All other transactions in active day trading accounts will be charged at the same rate as retail transactions. For the purposes of calculating tickets per month for the various discount schedules, adjusted active daytrading tickets and retail tickets as well as internet tickets will be agreggated for discount purposes.

Internet Transactions

Internet and active day trading transactions will be determined by the software used by the Customer Internet transactions will be executed by Customers using the retail browser based software platform developed by Correspondent

   Listed Equities         $4 per ticket plus floor brokerage as defined above
   Listed Options          $4 per ticket plus floor brokerage as defined above
   OTC Equities            $4 per ticket

Clearing charge reduction on Internet equity and option trades (monthly count)

                5,000 - 10,000  tickets         $1.00 per ticket
                10,001 - 15,000  tickets        $1.50 per ticket
                15,001 - 20,000 tickets         $2.00 per ticket
                Over 20,000  tickets            $2.50 per ticket

        All other securities            Charged as retail customer transactions

Transactions of syndicate orders through Penson:

        With customers:    7% of the  selling  group's  gross  shall be charged,
                           with a minimum of 3 cents per share, in addition to the ticket clearing charge.

Interest Rebates:

         Penson will pay correspondent fifty basis points on average monthly debit balances charged the Penson standard margin interest rate. Any increases/decreases in this rate will be added to/taken from the correspondent's fifty basis points.

         Penson will pay correspondent on average money fund balances according to the following schedule:

        0 - 10 million in average balances      15 basis points
        10 - 20 million in average balances     20 basis points
        over 20 million in average balances     25 basis points

Minimum clearing charges:

         $2,500.00 per month based on the previous 6 months' average

ADDITIONAL CHARGES WILL BE BILLED AS FOLLOWS:
144 Sales:                      $35.00 surcharge
Accommodation Transfers:        $10.00 plus certificate fees

Automated Customer Account Transfer
(ACAT):                             $ 5.00 per account transferred from Penson

Cancels & Corrections:              $10.00 per confirmation

Certificate Charges:                At cost

Foreign Securities:                 Transfer fees and transaction fees at cost.

Government Bond Fee:                A $15.00  miscellaneous  fee will be charged
                                    to the  customer  on all  purchase  and sale
                                    transactions  of government  and  government
                                    backed   securities,   other  than  treasury
                                    bills. A $5.00 fee will be charged on treasury bill transactions. DVP accounts will have these fees added to the ticket charge.

Legal Deposits:                     $10.00 per item

Postage & Handling:                 $2.00 per confirmation (charged to customer.
                                    This charge does not apply to DVP accounts.)

Prepays on Customer Trades:         $10.00 plus interest to settlement date.

Reg "T" Extension:                  $10.00  per  request  plus   interest   from
                                    settlement date until paid

Reorg Items and Tenders:            $15.00 per item per account

Research & Statement Copies:        $15.00 per hour with a minimum of one hour

Returned Checks:                    $20.00 plus interest from the earlier of the
                                    settlement date or date of deposit.

Safekeeping Charge:                 Customer  accounts  with  securities  in the
                                    account, and with less than two trades during a calendar year, will be subject to a $25.00 charge.

Securities Purchase against Non-
Cleared Funds:                      Interest on balance

Taxpayer ID Penalties               At cost

Transfer Fees                       At cost

Wire Funds:                         $15.00

IRA Accounts:                       Annual  fee waived  subject to Penson  being
                                    able    to    make    corresponding    money
                                    market/credit balance % rate adjustments necessary to be cash flow neutral to Penson.

                                   SCHEDULE B

    To Clearing Agreement Between Penson Financial Services, Inc. ("Penson") and Rushmore Securities Corporation. ("Correspondent")

PLEASE SEE ATTACHED LIST OF REPORTS PROVIDED BY PENSON TO CORRESPONDENTS FOR COMPLIANCE AND SUPERVISORY PURPOSES.

                                Sungard Reports
                                ---------------

These reports are emailed daily to our correspondents, unless otherwise noted. If a correspondent does not generate any information for a report, the report will not be emailed out for that day.

RPTO19 - TD Daily RR Blotter
This report displays gross and net commissions to the correspondents. It displays all daily trades and commission adjustments, with commission totals by office/registered representative, and firm. It shows gross and net commissions for the day, month to date, and year to date. It a1so shows the month-to-date and year-to-date trade counts by commission category. If a commission is not entered on the Trade Entry or Order Entry screen, a commission program determines the commission categories. In addition to displaying trade detail, such as trade date, trade number, and account number, the report also shows the percentage of payout and an indicator that the trade was processed with a split representative.

RPTO4l - Customer Money Line
This report provides the correspondents with information about current and future customer balances. It displays, in office/registered representative order within account number order, trade and settlement date balances, free cash in the account, money fund balance (only if account has a balance on the PHASE3 system), the SMA in the margin account, and the total of dividends credited to the account but held in the check file. In addition, it displays projected settlements, which include the net amount of trades settling tomorrow and the day after tomorrow.

RPTO44 - Customer Cash Balance Summary
This report provides the sales force with information about customer balances. It displays, in office/registered representative order within account number order, trades and settlement date balances, available cash in the account, money fund balance (all balances even if there is no balance on PHASE3), the SMA in the margin account, and the total of dividends credited to the account but held in the check file. It also includes column totals, as well as totals by registered representative, office, and a grand total. It shows office and grand totals on separate pages. Additionally, the report totals debit and credit interest accounts by account type, by registered representative, and by office and grand total. The debit column lists accounts as unsecured, partially secured, partially unsecured, or secured.

RPTO73 - Requirement Report
This report shows, in office/registered representative order, which accounts have a requirement such as money due, securities due, or fed call. It displays trade, settle and free balances, credit interest amount, margin account, market value, and margin fee cash. For Money Fund subscribers, if the system tried to sweep money the previous day, the report shows the amount. If the account has sold securities in the cash account that are held in the margin account, an asterisk (*) appears in the MG column.

RPT169 - Trade Date Inventory
This report lists by trade date the inventories, their trades and positions at the end of the day.

RPT202 - Cash/Securities Due Report

This report details all trade-related fails in the customer account number range for all non-DVP accounts Fields determine when fails should appear ("S-O" through "S-3") and the frequency (daily, weekly, or monthly) of the report. Note that:
S-3 = settlement date - 3 business days
S-2 = settlement date - 2 business days
S-1 = settlement date - 1 business day
S-O = settlement date

RPT313 - Weekly Required Documents
This is a weekly report (run on Friday night) which lists, in registered representative and account number order, the required agreements/documents owed to your firm by a customer. A page break separates registered representatives.

RPT325 - SD Monthly Clearing Fee Blotter
This report is created at settlement date end of month. It displays, in office and entity order, all trades and correspondent payout information for accounts associated with a correspondent. The report provides totals by office and entity, as well as a firm total.

RPT519 - TD Clearing  Fee Blotter
This daily report lists all trades and payout information for accounts associated with a correspondent. It lists all trade date correspondent trade information, which is then totaled by commission income category within office, and then within entity. Firm grand totals also appear.

RPT682 - Daily Activity Report
Grouped by buys and sells, and listed in symbol order, this report shows all orders entered and/or executed in the system the previous day. It details quantity, price, order date and number, time of entry, account number, registered representative number, short name, time in force, the destination order, and execution, as well as any action taken, whether executed, canceled, rejected, nothing done, or added to the GTC file.

                                 Penson Reports

These reports are emailed out daily and are Daytrading reports, unless otherwise noted.

PFSOO1 - SEC Fees
This branch report will give a daily list of SEC Fees charged. The fee total includes any past trades that are run on that date.

PFSOO2 - Production Statistics Report
This is a daily branch report that also gives month to date infom1ation based on trade date month. It displays Gross Commission Number of Trades, Trade Average and Number of Shares. Please note the Number of Trades is computed by the Number of Shares divided by 1000.

PFSO03 - Shortlist
This list will display all stocks that are shortable and the amounts. If a stock would like to be added to the list, you must contact the Short Approval Department.

PFSO04 - Account Summary Report

This report separates each customer account with a page break. It displays Fees Summary and Trade Summary.

PFS006 - ECN Charges
This is a branch report that breaks down the charges for the different ECNs for the previous day and the reporting period. This report also lists the SOES and SNET information. The reporting period is for the trade date month.

PFS009 - Combined Hedge Report
This report shows each account's equity, market value, maintenance requirement, maintenance excess, buying power and overnight buying power. It will also show the positions held overnight in the account. This report does not reflect equity for type 1 positions held overnight.

PFSO13 - Daytrader Buying Power Summary Report
This is a branch report that shows the same information as the PFS009, without the positions.

PFS024 - Customer Equity Summary
This branch report will show the total equity in the account based on the Trade Date Cash Balance and the Market Value. The balances in the different account types will be displayed individually. The type codes are 1 - cash, 2 - margin, 3 - short, C - credit interest, and M - Money Market.

PFS043 - Confirmations
This is the trade confirmation for each account. This confirmation also shows any trades from a previous day that are cancelled, corrected or entered. A copy of this confirmation is mailed to the customers.

PFS055 - Position Report
This reports shows each accounts overnight positions. It will also display the account type, the Unhedged Quantity and the Unhedged Market Value.

PFS056 - Special Call Report
This report is a daily report that shows the overnight maintenance requirements for Internet Stocks and the calls they generate. This is only applicable in accounts where the market value of Internet Stocks exceeds the total equity in the account. This report is for both Traditional and Daytrading offices

PFS060 - Confirmations (No Cover)
This is a copy of the trade confirmation without the cover page of the customer information.

PFS061 - Margin Report
This report shows each account's trades and the call generated for each trade. It will also show the biggest Daytrading Call and the ending Reg T Call (if applicable).


U/Procedures Manual/Sungard Reports

               AMENDMENT TO THE FULLY DISCLOSED CLEARING AGREEMENT
                                     BETWEEN
                         PENSON FINANCIAL SERVICES. INC
                                       AND
                                GRO CORPORATION
                                ---------------
                             (Name of Correspondent)


This is an  Amendment  dated  November  16,  1999,  ("Amendment")  to the  Fully
Disclosed Clearing Agreement ("Agreement") between Penson Financial Services, Inc., and GRO Corporation name of Correspondent)

                                   BACKGROUND
                                   ----------

In light of recent comments from the NASD regarding the treatment of clearing deposits as an allowable asset for purposes of calculating net capital of correspondent Broker/Dealers, revisions have been made to certain provisions of the Agreement to incorporate these comments.

As such the following provisions of the Agreement are hereby amended to read as follows (revisions are noted in bold print)



9.       DEPOSIT

         Contemporaneously with the signing of this Agreement, Correspondent will deliver cash or securities to Penson, as specified in Schedule A attached, for deposit in an account maintained by Penson (the "Deposit Account") If at any subsequent time Penson, in its sole discretion, requires an additional deposit, Correspondent will deposit additional cash or securities in an amount specified by Penson. Instead of making such additional deposit, Correspondent may reduce Correspondent's business volume or modify the nature of the securities involved in the Correspondent's transactions ("business mix") as specified by Penson. Any failure by Penson to demand compliance with the requirement that Correspondent either deposit additional amounts or modify Correspondent's business mix shall not act as a waiver of Person's right to demand compliance with such requirements at any time. If the deposit is not adequately funded as required by Penson, Penson may, in addition to all other rights under this Agreement, transfer cash or securities of Correspondent held by Penson to the Deposit Account. Correspondent agrees that if Penson, at its sole discretion, determines it to be necessary, Penson shall accept only liquidating transactions for
Customer Accounts and that Correspondent will give notice of such fact to Customers. If such notice is not given to Customers by Correspondent, Correspondent agrees that Penson may give such notice to Customers. Person shall be entitled to set-off against any deposit in addition to any and all other nights or remedies Penson may have under this Agreement or otherwise. The deposit will be refunded to the Correspondent within thirty (30) days after cancellation of the Agreement provided there has been no claim that does or could give rise to a claim for indemnification under Section 10 of this Agreement, thereby invoking the rights set forth under Section 10(c) of this Agreement. Correspondent agrees that if this Agreement is terminated for any reason, Penson may liquidate securities deposited and deduct from such deposit any amounts Correspondent owes Penson because of failure to meet any of Correspondent's obligations under this Agreement.


19.      PAIB PROVISION

         (i) Clearing Deposits. Clearing deposits required to be maintained at Penson may be included as debits in the PAIB reserve computation to the extent the percentage of the deposit which is based upon Penson's aggregate deposit requirements that relates to the

                         ANTI-MONEY LAUNDERING ADDENDUM
                    TO THE FULLY DISCLOSED CLEARING AGREEMENT

         This Anti-Money Laundering Addendum (the "Addendum) to the Fully Disclosed Clearing Agreement entered into by and between Penson Financial Services, Inc. ("Penson") and GRO Corporation ("Correspondent"), (the "Agreement") is entered into July 11, 2002 by and between the undersigned parties to establish the delegation of responsibilities in compliance with the US requirements of anti-money laundering regulatory rules passed in furtherance of the USA Patriot Act.

         In consideration of the mutual promises contained herein and the consideration for the Agreement, the parties hereto agree to amend and revise the Agreement as follows:

         1.       Anti-Money Laundering.


                 (a) Penson and Correspondent agree to conduct business only with clients who are engaged in legitimate and lawful business activities, to engage in financial transactions using funds that are derived solely froze lawful activities and legitimate sources, and not to have involvement in any activity that facilitates money laundering or the funding of terrorist or other criminal activities. Penson and Correspondent will each comply with applicable anti-money laundering laws, including relevant provisions in, and rules promulgated pursuant to, the U.S. Criminal Code (18 U.S.C. ss.ss. 1956, 1957), the Bank Secrecy Act and the USA Patriot Act.

                 (b) Penson and Correspondent each represent that they have in place an anti-money laundering compliance program based on the laws of their respective jurisdictions, and further agree to provide, each party to the other, a copy of such program.

                 (c) Penson and Correspondent agree to allocate their anti-money laundering responsibilities, with regard to the fully disclosed clearing arrangement between Penson and Correspondent, in the following manner:

                    (1)   Know Your Customer
                          ------------------

                          a)  Correspondent  shall be responsible  for obtaining
and maintaining adequate information regarding customers for whom it introduces trades to Penson. Such information shall include, but not be limited to, verifying client identity, performing background and credit checks of clients, assuring that clients are not prohibited under the Patriot Act (e.g. foreign shell banks), and, on a regular basis, consulting lists of known or suspected terrorists or terrorist organizations maintained by U.S. government agencies to determine whether a person seeking to open an account, or a person for whom an account is maintained, appears on such lists. 1


___________________
1 The following websites and any lists maintained thereon should be considered Office of Foreign Asset Control ("OFAC") - www ustreas.gov/ofac; Financial Crimes Enforcement Network ("FinCEN") - www ustreas.gov/fincen;

                          b) Penson shall be responsible for consulting lists of
known of suspected terrorists or terrorist organizations maintained by US government agencies on a regular basis to determine whether a person seeking to open an account, or a person for whom an account is maintained, appears on such lists.l

                          c) By  submitting  accounts  for opening  with Penson,
Correspondent represents that all customers for whom accounts are being submitted have been subject to stringent due diligence procedures as required in
(1) a) above, the identities of such customers have been verified, and based on Correspondent's analysis of information obtained, such customers are not involved in activity that facilitates money laundering or the funding of terrorist or other criminal activities.

                          d)  Correspondent  shall be required  to maintain  all
records of the information used to verify a person's identity in an easily accessible place for at least two years and to make such information available to Penson upon request.

                    (2)   Suspicious Activity Monitoring and Reporting

                          a) Penson shall be responsible for monitoring customer
accounts for any suspicious transactions that involve, in the aggregate, at least $5000 in funds or other assets. In this regard, Penson will monitor, on a regular basis, among other things, customer trades introduced by Correspondent for clearing, wire transfers into accounts maintained on behalf of customers, and the deposit of and withdrawal from customer accounts of funds or other assets.

                          b) Correspondent shall notify Penson of any suspicious
transactions it detects or of which it is aware with respect to the accounts of customers for whom it introduces transactions to Penson.

                          c) Penson  shall be  responsible  for filing  with the
Department of Treasury any resulting Suspicious Activity Reports as required by the Patriot Act. Such reports will be filed pursuant to the relevant procedures set forth in Penson's anti-money laundering compliance program.

                          d) Penson  shall be  responsible  for filing  with the
Internal Revenue Service joint FinCEN/IRS forms, as required by the Patriot Act, with respect to transactions in which it receives more than $10,000 in currency or coins, Such reports will be filed pursuant to the relevant procedures set forth in Penson's anti-money laundering compliance program.

                    (3)   Information Sharing

                          a) Penson shall be responsible  for  establishing  and
maintaining information-sharing procedures to provide for the sharing of information between Penson and Correspondent as necessary to identify and report activities that may involve terrorist activities or money laundering activities.





________________________________________________________________________________
Financial Action Task Force on Money Laundering ("FATF") - www oecd.org/fatf and the Securities and Exchange Commission ("SEC") (www sec.gov).

                          b)  Correspondent  shall  agree  to  comply  with  the
requirements set forth in the information-sharing procedures developed by Penson pursuant to (3)a).

          2. To the extent this Addendum shall be deemed to be inconsistent with any terms or conditions of the Agreement or any exhibits or attachments thereto, the terms of this Addendum shall govern.

                 IN WITNESS WHEREOF, each of the undersigned hereby acknowledges having read this Addendum, understands and consents to be bound by all of its terms, and agrees it shall become effective the 11 day of July, 2002.

PENSON:                                 PENSON FINANCIAL SERVICES, INC.



                                        By:  /S/ Daniel P. Son
                                            ------------------------------------
                                            Daniel P. Son, President
                                            1700 Pacific Avenue, Suite 1400
                                            Dallas, Texas 75201


CORRESPONDENT:

INDIVIDUAL:                                   /S/ Robert P. Ross, Jr.
                                             -----------------------------------
                                             [Signature]

                                                Robert P. Ross, Jr.
                                             -----------------------------------
                                             [Print name]

                                             3000 Weslayan St.
                                             -----------------------------------
                                             [Address]

                                             Houston, TX 77027
                                             -----------------------------------


ENTITY:                                      GRO Corporation
                                             -----------------------------------
                                             [Name]

                                             -----------------------------------
                                             [Type of Entity, i.e., corporation,
                                             partnership, etc.]

                                        By:   /S/ Robert P. Ross, Jr.
                                             -----------------------------------

                                        Its:  Chairman & CEO
                                             -----------------------------------
                                              3000 Weslayan St.
                                             -----------------------------------
                                             [Address]
                                               Houston, TX 77027

                                   SCHEDULE A

    To Clearing Agreement Between Penson Financial Services, Inc. ("Penson") and Rushmore Securities Corporation. ("Correspondent")

This Schedule A shall be effective for transactions beginning January 1, 2002. The required clearing deposit of Correspondent as of the date of adoption of this Schedule A pursuant to Section 9 of the Agreement shall be $50,000.00 The parties hereto agree that Penson's charges for services to Correspondent and/or Correspondent's Customers shall be as follows:

Customer Transactions (Retail Tickets)

         Listed Equities                $18.00 per ticket plus Floor Brokerage

                Floor Brokerage
                        Non billable            0.5 cents per share
                        Billable                1.375 cents per share

        Listed Bonds                    $20.00 per ticker plus $1.50 per bond

        Listed Options                  $18.00 plus $.75 per contract

        OTC Equities                    $18.00 per ticket

        Municipal Bonds                 $20.00 per ticket

        OTC Corporate Bonds             $20.00 per ticket

        U.S. Treasuries &               $20.00 per ticket
            Agencies

        All Other Securities            $20.00 per ticket

Clearing charge reduction on customer trades, excluding mutual funds (monthly count):

        500-999 tickets                 $ 1.50 per ticket
        1,000-2,000 tickets             $ 3.00 per ticket
        2,000-3,000 rickets             $ 5.00 per ticket
        Over 3,000 tickets              $ 6.00 per ticket

Inventory Transactions (Dealer Tickets)

         All transactions between another broker dealer and a correspondent's inventory are $8.50 per ticket.

Mutual Funds (includes UITS)

         Mutual fund ticket charges are based upon the principal dollars involved in the transaction, in accordance with the following schedule:

               Principal               Ticket charge
               $0 - 2,000              $3.50
               $2 - 5,000              $6.50
               $5 - 25,000             $10.00
               $25,000 - 75,000        $15.00
               Over $75,000            $20,00

Active Day Trading Transactions

         Active day trading transactions will be charged in accordance with the following schedule, plus floor brokerage, if applicable, in accordance with the floor brokerage rates defined above:

         OTC and listed equity  transactions

        0 - 150 million shares per month                $0.00200 per share
        150 to 200 million shares per month             $0.00190 per share
        Over 200 million shares per month               $0.00180 per share

        With a $0.50 per ticket minimum, and a $5 per ticket maximum

Option transactions in active day trading accounts will be $2.50 per ticket, plus floor brokerage as defined above. All other transactions in active day trading accounts will be charged at the same rate as retail transactions.


Internet Transactions

Internet and active day trading transactions will be determined by the software used by the Customer. Internet transactions will be executed by Customers using the retail browser based software platform developed by Correspondent.

Listed Equities         $4 per ticket plus floor brokerage as defined above
Listed Options          $4 per ticket plus floor brokerage as defined above
OTC Equities            $4 per ticket

Clearing charge reduction on Internet equity and option trades (monthly count)

            5,000 - 10,000  tickets         $1.00 per ticket
            10,001 - 15,000 tickets         $1.50 per ticket
            15,001 - 20,000 tickets         $2.00 per ticket
            Over 20,000 tickets             $2.50 per ticket

        All other securities             Charged as retail customer transactions

Transactions of syndicate orders through Penson:

         With customers:            7% of the  selling  group's  gross  shall be
                                    charged, with a minimum of 3 cents per share, in addition to the ticket clearing charge.

Interest Rebates:

         Penson will pay Correspondent fifty basis points on average monthly debit balances charged the Penson standard margin interest rate. Any increases/decreases in this rate will be added to/taken from the correspondent`s fifty basis points.

         Penson will pay Correspondent on average money fiend balances according to the following schedule:

               0 - 10 million in average balances 15 basis points 10 - 20 million in average balances 20 basis points over 20 million in average balances 25 basis points

Minimum clearing charges:

         $2,500.00 per month based on the previous 6 months' average

ADDITIONAL CHARGES WILL BE BILLED AS FOLLOWS:

144 Sales:                          $35.00 surcharge

Accommodation Transfers:            $10.00 plus certificate fees

Automated Customer Account Transfer
(ACAT):                             $5.00 per account transferred from Penson

Cancels & Corrections:              $10.00 per confirmation

Certificate Charges:                At cost

Foreign Securities                  Transfer fees and transaction fees at cost.

Legal Deposits:                     $10.00 per item

Postage & Handling:                 $2.00 per confirmation (charged to customer.
                                    This charge does not apply to DVP accounts.)

Prepays on Customer Trades          $10.00 plus interest to settlement date.

Reg "T" Extension:                  $10.00 per request plus interest from
                                    settlement date until paid

Reorg Items and Tenders:            $15.00 per item per account

Research & Statement Copies:        $15.00 per hour with a minimum of one hour

Returned Checks:                    $20.00 plus interest from the earlier of the
                                    settlement date or date of deposit.

Safekeeping Charge:                 Customer accounts with securities in the
                                    account, and with less than two trades
                                    during a calendar year, will be subject to a
                                    $25.00 charge.
Securities Purchase against Non-
Cleared Funds:                      Interest on balance

Taxpayer ID Penalties               At cost

Transfer Fees                       At cost

Wire Funds:                         $15.00






      Penson Financial Services:               Rushmore Securities Corp:

                                                 /S/ Tom Fincher
   --------------------------------        --------------------------------
          Phil Pendergraft                           Tom Fincher